Exhibit 99.1

ESSA Pharma Presents Updated Phase 1/2 Masofaniten (EPI-7386) Clinical Data at the 2024 ESMO Congress

Combination of masofaniten plus enzalutamide continues to be well tolerated with durable reductions in PSA in patients with mCRPC

Phase 2 dose expansion currently underway at the RP2CDs of masofaniten 600 mg BID in combination with enzalutamide 160 mg QD

Across all dosing cohorts, 88% of patients achieved PSA90, 69% of patients achieved PSA90 in less than 90 days, and 63% of patients achieved PSA <0.2ng/mL. After 15.2 months of follow up, median time to PSA progression and radiographic progression free survival have not yet been reached.

SOUTH SAN FRANCISCO, California and VANCOUVER, Canada, Sept. 13, 2024 - ESSA Pharma Inc. ("ESSA", or the "Company") (NASDAQ: EPIX), a clinical-stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, today announced the presentation of updated dose escalation data from its Phase 1/2 study evaluating masofaniten (formerly EPI-7386) in combination with enzalutamide at the 2024 European Society for Medical Oncology (ESMO) Congress, taking place September 13-17, 2024, in Barcelona, Spain. Masofaniten is a first-in-class N-terminal domain androgen receptor ("AR") inhibitor that suppresses androgen activity through a novel mechanism of action and is being developed for the treatment of prostate cancer. The poster presentation is available on the "Publications" section of the Company's website at www.essapharma.com.

“We are pleased to be sharing more mature data from the Phase 1 dose escalation study evaluating masofaniten in combination with enzalutamide today at ESMO 2024. The combination continues to be well tolerated with prolonged reductions in circulating prostate-specific antigen (“PSA”) levels in patients with metastatic castration-resistant prostate cancer (“mCRPC”). After 15.2 months of follow up, neither median time to PSA progression nor radiographic progression free survival have been reached. These data compare favorably to historical data for single agent enzalutamide treatment in the mCRPC patient population,” said David Parkinson, MD, President and CEO of ESSA. “We continue to focus on the enrollment of the Phase 2 dose expansion study evaluating masofaniten in combination with enzalutamide, with 33 sites activated in the US, Canada and Australia and an additional 22 sites anticipated in Europe. We look forward to providing further updates in 2025."

Poster presentation details:

Title: Phase 1/2 trial of oral EPI-7386 (masofaniten) in combination with enzalutamide (Enz) compared with Enz alone in subjects with metastatic castration-resistant prostate cancer (mCRPC): Phase 1 results and Phase 2 design

Presenting Author: Christos Kyriakopoulos, MD, University of Wisconsin-Madison Carbone Cancer Center

Presentation #: 1641P
Date and time: Sunday, September 15, 2024; 12:00-1:30 p.m. CEST/ 6:00-7:30 a.m. ET

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Data summary: This Phase 1/2 multicenter, open-label clinical trial enrolled patients with mCRPC who have received androgen deprivation therapy and who are naïve to second-generation antiandrogens but may have been treated previously with one line of prior chemotherapy in the metastatic hormone-sensitive prostate cancer setting. The data presented today includes 18 patients across four cohorts in the Phase 1 dose escalation portion of the study. Masofaniten has no effect on enzalutamide exposure, thus allowing the use of full dose per label (160mg) of enzalutamide in combination. Enzalutamide reduces masofaniten exposure but twice daily dosing of masofaniten appears to mitigate the reduction and maintains clinically relevant drug exposures.

In patients evaluable for safety (n=18), masofaniten combined with enzalutamide, continues to be well-tolerated at the dose levels tested through 32 cycles of dosing in some patients. Most frequent adverse events were Grades 1 and 2, related to either AR inhibition or gastrointestinal tract irritation. In Cohort 4, one patient experienced a Grade 3 rash, which was observed immediately following administration of masofaniten combined with enzalutamide and deemed probably related, resulting in the expansion of the cohort from four to seven patients. No additional dose-limiting toxicities (DLTs) were observed, therefore the maximum tolerated dose (MTD) was not reached. The recommended Phase 2 combination doses (RP2CDs) were identified as masofaniten 600 mg twice daily (BID) in combination with enzalutamide 160 mg once daily (QD).

In the patients evaluable for efficacy (n=16), rapid, deep and durable reductions in PSA were observed, regardless of previous chemotherapy status, including in patients who received lower than the full dose of enzalutamide (120 mg). Across all dose cohorts, 88% of patients (14 of 16) achieved PSA50, 88% of patients (14 of 16) achieved PSA90, 69% of patients (11 of 16) achieved PSA90 in less than 90 days, and 63% of patients (10 of 16) achieved PSA <0.2ng/mL. With a current median follow up of 15.2 months, the median time to PSA progression and radiographic progression free survival have not yet been reached.

The randomized, open-label, two arm, Phase 2 dose expansion portion of the study is underway and is designed to evaluate the combination of masofaniten and enzalutamide versus single agent enzalutamide in patients with mCRPC naïve to second generation anti-androgens. The study is currently enrolling at approximately 33 sites in the USA, Canada and Australia, and an additional 22 sites anticipated in Europe.

About Masofaniten

Masofaniten (formerly known as EPI-7386) is a first-in-class investigational, highly selective, oral, small molecule inhibitor of the N-terminal domain ("NTD") of the androgen receptor ("AR"). Masofaniten's unique mechanism of action disrupts the AR signaling pathway, the primary pathway that drives prostate cancer growth, by selectively binding to the NTD, a region of the AR that is not currently targeted by other therapies. Masofaniten is currently being studied in an open-label, randomized Phase 2 clinical trial (NCT05075577) in combination with enzalutamide in patients with metastatic castration-resistant prostate cancer (mCRPC) naïve to second-generation antiandrogens. ESSA is also conducting a Phase 1 monotherapy study (NCT04421222) in patients with mCRPC whose tumors have progressed on standard-of-care therapies. The U.S. Food and Drug Administration has granted Fast Track designation to masofaniten for the treatment of adult male patients with mCRPC resistant to standard-of-care treatment. ESSA retains all rights to masofaniten worldwide.

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About ESSA Pharma Inc.

ESSA is a clinical-stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of patients with prostate cancer. For more information, please visit www.essapharma.com, and follow us on X and LinkedIn.

Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements include, but are not limited to, statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, statements regarding presentations with respect to the Phase 1/2 study, the tolerability of masofaniten in combination with enzalutamide, PSA reductions resulting from masofaniten in combination with enzalutamide, the potential long-term benefits of masofaniten, providing future updates on the Phase 1/2 and Phase 2 studies, the timing of and enrollment in the Company’s studies and other statements surrounding the Company's evaluation of masofaniten.

Forward-looking statements are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA's actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA's current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the accuracy of ESSA's financial projections; (ii) obtaining positive results of clinical trials; (iii) obtaining necessary regulatory approvals; and (iv) general business, market and economic conditions.

Forward-looking statements are developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA's Annual Report on Form 10-K dated December 12, 2023, under the heading "Risk Factors", a copy of which is available on ESSA's profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca, and as otherwise disclosed from time to time on ESSA's EDGAR and SEDAR+ profiles. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

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Contacts

ESSA Pharma, Inc.

Peter Virsik, Chief Operating Officer

778.331.0962

pvirsik@essapharma.com

Investors and Media:

Argot Partners

212.600.1902

essa@argotpartners.com

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